EXHIBIT 10.5

PUBLISHED CUSIP NUMBER:

CREDIT AGREEMENT

Dated as of May 25, 2005

among

ABM INDUSTRIES INCORPORATED,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer,

KEYBANK NATIONAL ASSOCIATION,
as Syndication Agent,

U.S. BANK NATIONAL ASSOCIATION
and
BNP PARIBAS,
as Co-Documentation Agents,

and

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,
Sole Lead Arranger and Sole Book Manager

CONTENTS

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Contents

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Contents

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Contents

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Section		Page
10.17	Governing Law	79
10.18	Waiver of Right to Trial by Jury	80
10.19	Termination of Existing Credit Agreement	80

Contents

Clause	Page

SCHEDULES

1	Existing Letters of Credit
2.1	Commitments and Pro Rata Shares
10.2	Eurodollar and Domestic Lending Offices, Addresses for Notices

EXHIBITS
Form of
A	Revolving Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E	Assignment and Assumption
F	Guaranty
G	Opinion of Orrick, Herrington & Sutcliffe LLP
H	Opinion of Linda S. Auwers
I	Form of Increase Request

CREDIT AGREEMENT

     This CREDIT AGREEMENT (the “Agreement”) dated as of May 25, 2005 is among ABM INDUSTRIES INCORPORATED, a Delaware corporation (the “Company”), each lender from time to time party hereto (collectively, the “Lenders” and individually, each a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

     The Company has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual agreements contained herein the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

     1.1 Defined Terms. As used in this Agreement, the following terms have the respective meanings set forth below:

     “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary); provided that the Company or a Subsidiary is the surviving entity.

     “Adjusted Consolidated EBITDA” means, for any period, Consolidated EBITDA for such period; provided that in calculating Adjusted Consolidated EBITDA,

          (a) if the Company or any Subsidiary makes a Permitted Acquisition during such period for aggregate consideration in excess of $10,000,000, the EBITDA of the Person or assets acquired (and, solely for the purpose of determining pro forma compliance with financial covenants pursuant to Section 7.11, any Person or assets to be acquired) shall be included on a pro forma basis for such period (assuming the consummation of such Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period, but adjusted to add back certain non-recurring expenses to the extent disclosed to and reasonably approved by the Required Lenders) based upon (i) to the extent available, (x) the audited consolidated financial statements of such acquired Person (or with respect to such acquired assets) as at the end of the fiscal year of such Person (or of the seller of such assets) preceding such Acquisition and (y) any subsequent unaudited financial statements for such Person (or with respect to such acquired assets) for the period prior to such Acquisition so long as such statements were prepared on a basis consistent with the audited financial statements referred to above or (ii) to the extent the items listed in clause (i) are not available, such historical financial statements and other information is disclosed to, and to the extent requested by any Lender reasonably approved by, the Required Lenders; and

          (b) if the Company or any Subsidiary makes a Disposition (or a series of related Dispositions) during such period for aggregate consideration in excess of $10,000,000, the EBITDA of any Person (or division or similar business unit) disposed of by the Company or any Subsidiary during such period shall be excluded on a pro forma basis for such period (assuming the consummation of such Disposition occurred on the first day of such period).

     “Adjusted Consolidated EBITDAR” means, for any period, the sum of (a) Adjusted Consolidated EBITDA for such period plus (b) rental expense for such period.

     “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.2, or such other address or account as the Administrative Agent may from time to time notify the Company and the Lenders.

     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

     “Agent-Related Persons” means the Administrative Agent together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the Related Parties of such Persons and Affiliates.

     “Aggregate Commitments” means the Commitments of all the Lenders. The Aggregate Commitments at the Effective Time are $300,000,000.

     “Agreement” has the meaning specified in the introductory paragraph hereto.

     “Applicable Rate” means, from time to time, the following percentages per annum, based upon the Leverage Ratio as set forth below:

		Eurodollar Rate/
Pricing		IBOR Rate/
Level	Leverage Ratio	Letters of Credit	Non-Use Fee
1	≥ 2.75 to 1.0	1.125%	0.200%
2	≥ 2.25 to 1.0 but <2.75 to 1.0	0.875%	0.175%
3	≥ 1.50 to 1.0 but <2.25 to 1.0	0.750%	0.150%
4	≥ 0.75 to 1.0 but <1.50 to 1.0	0.625%	0.125%
5	< 0.75 to 1.0	0.375%	0.100%

     Initially, the applicable Pricing Level shall be Pricing Level 4. Thereafter, the applicable Pricing Level shall be adjusted, to the extent applicable, 60 days (or, in the case of the last fiscal quarter of any fiscal year, 90 days) after the end of each fiscal quarter based on the Leverage Ratio as of the last day of such fiscal quarter; provided that if the Company fails to deliver the financial statements required by Section 6.1(a) or (b), as applicable, and the related Compliance Certificate required by Section 6.2(b) by the 60th day (or, if applicable, the 90th day) after any fiscal quarter, Pricing Level 1 shall apply until such financial statements are delivered.

     “Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

     “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.

     “Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

     “Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

     “Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended October 31, 2004, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto.

     “Availability Period” means the period from and including the Effective Time to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.6, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.2.

     “Bank of America” means Bank of America, N.A. and its successors.

     “Base Rate” means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     “Base Rate Loan” means a Revolving Loan or a Swing Line Loan, as the context requires, that bears interest by reference to the Base Rate.

     “Borrowing” means a Revolving Borrowing or a Swing Line Borrowing, as the context may require.

     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, San Francisco and the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan or IBOR Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     “Cash Collateralize” has the meaning specified in Section 2.3(g).

     “Change of Control” means, with respect to any Person, an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Rosenberg Family, any employee benefit plan of such person or its subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

     “Code” means the Internal Revenue Code of 1986.

     “Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Company pursuant to Section 2.1, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     “Company” has the meaning specified in the introductory paragraph hereto.

     “Compliance Certificate” means a certificate substantially in the form of Exhibit D.

     “Consolidated EBITDA” means, for any period, an amount equal to Consolidated Net Income for such period plus, to the extent deducted in calculating such Consolidated Net Income, (i) Consolidated Interest Charges, (ii) provisions for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries, (iii) depreciation and amortization expense and (iv) all non-cash, non-recurring and extraordinary charges (including charges resulting from the application of Financial Accounting Standard No. 142) minus, to the extent included in such Consolidated Net Income, all non-recurring and extraordinary gains or income (other than non-recurring income arising from settlements of business interruption insurance claims related to the terrorist attack on the World Trade Center in New York on September 11, 2001).

     “Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum, without duplication, of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases or with respect to Synthetic Lease Obligations that, in each case, is treated as interest in accordance with GAAP.

     “Consolidated Net Income” means, for any period, the consolidated net income of the Company and its Subsidiaries for such period.

     “Consolidated Net Worth” means, as of any date of determination, Shareholders’ Equity on such date.

     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     “Control” has the meaning specified in the definition of “Affiliate.”

     “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium,

rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would (if not cured or otherwise remedied during such time) be an Event of Default.

     “Default Rate” means (a) with respect to Base Rate Loans, an interest rate equal to (i) the Base Rate plus (ii) 2% per annum; (b) with respect to Eurodollar Rate Loans, an interest rate equal to (i) the Eurodollar Rate plus (ii) the Applicable Rate plus (iii) 2% per annum; and (c) with respect to IBOR Rate Loans, an interest rate equal to (i) the IBOR Rate plus (ii) the Applicable Rate plus (iii) 2% per annum, in each case to the fullest extent permitted by applicable Laws.

     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or any other proceeding under any Debtor Relief Law.

     “Disclosure Certificate” means the certificate dated May 25, 2005 delivered by the Company to the Administrative Agent and the Lenders.

     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     “Dollar” and “$” mean lawful money of the United States.

     “Earn-out” means, with respect to any Person, any payment that may be required to be made by such Person in connection with an Acquisition, where the obligation of such Person to make such payment (or the amount thereof) is contingent upon the financial or other performance of the Person or asset acquired. The amount of any Earn-out shall equal the anticipated amount thereof as reasonably determined in good faith by the Company.

     “EBITDA” means, for any Person for any period, the consolidated net income of such Person for such period plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person.

     “Effective Time” means the time at which all the conditions precedent in Section 4.1 are satisfied or waived in accordance with Section 4.1 (or, in the case of Section 4.1(b), waived by the Person entitled to receive the applicable payment).

     “Eligible Assignee” has the meaning specified in Section 10.7(g).

     “Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     “ERISA” means the Employee Retirement Income Security Act of 1974.

     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

     “Eurodollar Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (or on such other date as all Lenders shall agree), as selected by the Company in a Revolving Loan Notice; provided that:

          (i) any Eurodollar Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the following Business Day unless such following Business Day falls in another calendar month, in which case such Eurodollar Interest Period shall end on the preceding Business Day;

          (ii) except as otherwise agreed by all Lenders, any Eurodollar Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such

Eurodollar Interest Period) shall end on the last Business Day of the calendar month at the end of such Eurodollar Interest Period; and

          (iii) no Eurodollar Interest Period shall extend beyond the scheduled Maturity Date.

     “Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or another commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     “Eurodollar Rate Loan” means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate.

     “Event of Default” has the meaning specified in Section 8.1.

     “Existing Credit Agreement” means the Credit Agreement dated as of June 28, 2002 among the Company, Bank of America, as administrative agent, and a syndicate of lenders.

     “Existing Letters of Credit” means the letters of credit listed on Schedule 1 issued under the Existing Credit Agreement.

     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     “Fee Letter” means the letter agreement dated April 7, 2005 among the Company, the Administrative Agent and the Arranger.

     “Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Consolidated EBITDAR for the period of the four prior fiscal quarters ending on such date to (b) the sum, without duplication, of (i) Consolidated Interest Charges for such period plus (ii) rent expense for such period plus (iii) scheduled principal payments of long-term Indebtedness required to be made during such period.

     “Foreign Lender” has the meaning specified in Section 10.13(a).

     “FRB” means the Board of Governors of the Federal Reserve System of the United States.

     “Funded Indebtedness” means all Indebtedness of the Company and its Subsidiaries, excluding (i) contingent obligations in respect of commercial letters of credit and Guarantees (except, in each case, to the extent constituting Guarantees in respect of Indebtedness of a Person other than the Company or any Subsidiary), (ii) obligations under Swap Contracts and (iii) Indebtedness of the Company to Subsidiaries and Indebtedness of Subsidiaries to the Company or to other Subsidiaries.

     “GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

     “Guarantors” means all Subsidiaries of the Company that have executed a counterpart of the Guaranty.

     “Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F.

     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     “Honor Notice Date” has the meaning specified in Section 2.3(c)(i).

     “IBOR Interest Period” means, with respect to any IBOR Rate Loan, each period commencing on the date such Loan is made or continued or converted from a Base Rate Loan to an IBOR Rate Loan or the last day of the next preceding IBOR Interest Period with respect to such IBOR Rate Loan, and ending one, two, three, four, five, six or seven days thereafter, as the Company may select as provided in Section 2.4(b). Notwithstanding the foregoing: (a) each IBOR Interest Period shall end on a Business Day; (b) no IBOR Interest Period may extend beyond the scheduled Maturity Date; and (c) no more than six IBOR Interest Periods shall be in effect at the same time.

     “IBOR Rate” means the interest rate at which Bank of America’s Grand Cayman Banking Center, Grand Cayman, British West Indies, would offer Dollar deposits for the applicable Interest Period to other major banks in the offshore Dollar interbank market.

     “IBOR Rate Loan” means a Swing Line Loan that bears interest at a rate based on the IBOR Rate.

     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) Earn-outs owed by such Person with respect to any Acquisition);

          (c) all Attributable Indebtedness of such Person under capital leases and with respect to Synthetic Lease Obligations;

          (d) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

          (e) net obligations of such Person under any Swap Contract;

          (f) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (g) all Guarantees of such Person in respect of any of the foregoing.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or similar entity in which such Person is a general partner or with respect to which such Person has liability under applicable laws for the obligations of such entity, except to the extent that such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     “Indemnitee” has the meaning set forth in Section 10.5.

     “Information” has the meaning set forth in Section 10.8.

     “Interest Payment Date” means (a) as to any Eurodollar Rate Loan or IBOR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

     “Interest Period” means a Eurodollar Interest Period or an IBOR Interest Period, as the context requires.

     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     “IP Rights” has the meaning set forth in Section 5.16.

     “IRS” means the United States Internal Revenue Service.

     “ISP” means “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

     “Joint Venture” means a partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof or the increase of the amount thereof.

     “L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     “L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For the purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.7. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

     “Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

     “Letter of Credit Application” means an application and agreement for the issuance or Modification of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     “Leverage Ratio” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the ratio of (a) Funded Indebtedness of the Company and its Subsidiaries as of such date to (b) Adjusted Consolidated EBITDA for the period of the four fiscal quarters ending on such date.

     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

     “Loan” means an extension of credit by a Lender to the Company under Article II in the form of a Revolving Loan or a Swing Line Loan.

     “Loan Documents” means this Agreement, each Note, the Fee Letter, and the Guaranty.

     “Loan Parties” means, collectively, the Company and each Guarantor, it being understood that “Loan Parties” shall not include any Subsidiary that has been released as a Guarantor pursuant to Section 9.10.

     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     “Material Financial Amount” means, at any time, 5% of Consolidated Net Worth as shown in the most recent financial statements delivered pursuant to Section 6.1.

     “Maturity Date” means (a) May 25, 2010 or (b) such earlier date upon which the Loans and other Obligations become due in accordance with the terms hereof.

     “Modification” means, with respect to any Letter of Credit, any amendment to such Letter of Credit to amend or otherwise modify such Letter of Credit (including any extension of the expiry date therefor or increase in the amount thereof). The term “Modify” has a correlative meaning.

     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     “Note” means a promissory note made by the Company in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     “Outstanding Amount” means (a) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and repayments occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other change in the aggregate amount of the L/C Obligations as of such date, including as a result of reimbursement of any outstanding unpaid drawing under any Letter of Credit or any reduction in the maximum amount available for drawing under any Letter of Credit taking effect on such date.

     “Participant” has the meaning specified in Section 10.7(d).

     “PBGC” means the Pension Benefit Guaranty Corporation.

     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     “Permitted Acquisition” means an Acquisition that meets each of the following requirements: (a) the Person to be acquired is, or the assets to be acquired are for use in, in the same or similar line of business as the Company or a line of business that is complementary thereto, (b) in the case of the Acquisition of a Person, such Acquisition has been approved by the board of directors or similar governing body and, if applicable, the shareholders of the Person to be acquired, (c) the Company is and will be in pro forma compliance with each of the financial covenants contained in Section 7.11 before and after giving effect to such Acquisition, (d) the aggregate consideration (other than consideration to be paid in common stock of the Company, but including Earn-outs, cash and assumed debt) to be paid by the Company in connection with such Acquisition (or any series of related Acquisitions) does not exceed Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which the Company has delivered financial statements pursuant to Section 6.1, (e) no Default shall exist at the time of, or shall result from, such Acquisition and (f) if the aggregate consideration (including consideration to be paid in common stock of the Company, Earn-outs, cash and assumed debt) to be paid by the Company in connection with such Acquisition (or a series of related Acquisitions) is equal to or greater than $50,000,000, the Company has delivered to the Administrative Agent at least 10 days prior to the consummation of such Acquisition a pro forma Compliance Certificate for the fiscal quarter most recently ended (calculated as if such Acquisition had occurred on the first day of the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter).

     “Permitted Investments” means (a) direct obligations of, or obligations fully guaranteed by, the United States or any agency thereof; (b) direct obligations of, or obligations fully guaranteed by, any State, territory or possession of the United States (including the District of Columbia) or any agency thereof which have a short-term rating of at least SP-1 by S&P (as defined below) or MIG-1 by Moody’s (as defined below) or a long-term rating of at least A by S&P or A1 by Moody’s (or, in each case, the equivalent thereof by another Rating Agency (as defined below)); (c) commercial paper issued by corporations or financial institutions which have the highest short-term or long-term rating, as applicable, of at least one Rating Agency and at least the second highest short-term or long-term rating, as applicable, of another Rating Agency; (d) unsecured promissory notes (other than commercial paper) issued by corporations or financial institutions which have a short-term debt rating of at least A-1 from S&P and P-1 from Moody’s (or the equivalent thereof by another Rating Agency) and a long-term debt rating of at least A from S&P and A-1 from Moody’s (or the equivalent thereof by another Rating Agency); (e) time deposits with, and certificates of deposit, acceptances and similar instruments issued by, (i) any Lender or (ii) any office of any bank or trust company whose certificates of deposit are rated in one of the two highest grades by at least one Rating Agency; (f) repurchase agreements entered into with a bank or trust company described in clause (e) (or with securities broker-dealers of nationally recognized standing) with respect to obligations described in clause (a); (g) obligations of United States or foreign commercial banks having a minimum short-term debt rating of F1 from Fitch; and (h) shares of open-ended investment companies registered under the Investment Company Act of 1940; provided that each such investment company complies with Rule 2a-7 of the Securities Exchange Act of 1934, maintains a constant net asset value, offers daily liquidity and has a weighted average maturity of not more than 90 days. For purposes of the foregoing, “Rating Agency” means S&P, Moody’s, Fitch or any other nationally-recognized credit rating agency; “Fitch” means Fitch, Inc., doing business as Fitch Ratings; “Moody’s means Moody’s Investors Service, Inc.; and “S&P” means Standard & Poor’s Rating Services.

     “Permitted Long-Term Indebtedness” means Indebtedness of the Company or a Guarantor which (a) requires no payments of principal until the date which is 91 days after the scheduled Maturity Date or (b) is incurred to finance an Acquisition and is intended to be replaced, and is in fact replaced, by Indebtedness described in the preceding clause (a) within six months after the incurrence thereof.

     “Permitted Stock Repurchases” means repurchases or redemptions by the Company of its capital stock for fair and reasonable consideration not exceeding $50,000,000 in aggregate amount during any fiscal year; provided that the Company may add up to $10,000,000 of the unused portion of such limit for any fiscal year to the limit for the immediately succeeding fiscal year.

     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     “Platform” has the meaning set forth in Section 6.2.

     “Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.2, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     “Register” has the meaning set forth in Section 10.7(c).

     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Revolving Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

     “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.2, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

     “Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1.

     “Revolving Loan” has the meaning specified in Section 2.1.

     “Revolving Loan Notice” means a notice of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit A.

     “Rosenberg Family” means the lineal descendants of Morris Rosenberg, their respective spouses, any trust for the benefit of the foregoing and any other Person more than 50% of the equity of which is owned by any of the foregoing.

     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     “Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Company and its Subsidiaries as of that date determined in accordance with GAAP.

     “SPC” has the meaning specified in Section 10.7(h).

     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

     “Surety Bond” means, with respect to any Person, a bid bond, performance bond, payment bond, maintenance bond, license bond, permit bond or similar bond issued on behalf of such Person by a bonding company or other surety.

     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subsection (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     “Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.4.

     “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.4.

     “Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

     “Swing Line Loan” has the meaning specified in Section 2.4(a).

     “Swing Line Loan Notice” means a notice of (a) a Swing Line Borrowing, (b) a conversion of Swing Line Loans from one Type to the other or (c) a continuation of Swing Line Loans, pursuant to Section 2.4(b), which, if in writing, shall be substantially in the form of Exhibit B.

     “Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

     “Type” means, (a) with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan and (b) with respect to a Swing Line Loan, its character as a Base Rate Loan or an IBOR Rate Loan.

     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     “United States” and “U.S.” mean the United States of America.

     “Unreimbursed Amount” has the meaning set forth in Section 2.3(c)(i).

     1.2 Other Interpretive Provisions.

     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

               (i) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

               (ii) The term “including” is by way of example and not limitation.

               (iii) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

          (c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

          (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

          (e) Except to the extent otherwise specified, references herein to “fiscal quarter” and “fiscal year” mean such fiscal periods of the Company.

     1.3 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

          (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.4 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.5 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     1.6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

     1.7 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application or any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

     2.1 Revolving Loans.

     Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Company from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided that after giving effect to any Revolving Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed the amount of such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 2.5, and reborrow under this Section 2.1. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     2.2 Procedure for Borrowing, Conversion and Continuation of Revolving Loans.

          (a) Each Revolving Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any borrowing of, conversion of or to or continuation of Eurodollar Rate Loans and (ii) on the requested date of any borrowing of Base Rate Loans. Each telephonic notice by the Company pursuant to this Section 2.2(a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a higher integral multiple of $1,000,000. Except as provided in Sections 2.3(c) and 2.4(c), each borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a higher integral multiple of $100,000. Each Revolving Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Revolving Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, and (v) if applicable, the duration of the

Interest Period with respect thereto. If the Company fails to specify a Type of Revolving Loan in a Revolving Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Company requests a borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Revolving Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

          (b) Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Revolving Loans, and if no timely notice of a continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, if such Borrowing is the initial Credit Extension, Section 4.1), the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent by crediting the account of the Company on the books of Bank of America with the amount of such funds in accordance with instructions provided by the Company to (and reasonably acceptable to) the Administrative Agent.

          (c) During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

          (d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. Each determination of an applicable Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

          (e) After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than 10 Interest Periods in effect with respect to Revolving Loans.

     2.3 Letters of Credit.

          (a) The Letter of Credit Commitment.

               (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.3, (1) from time to time on any Business Day during the Availability Period, to issue Letters of Credit for the account of the Company, and to Modify Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit (or, if applicable, the relevant Modification thereof) if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments or (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed the amount of such Lender’s Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Time shall be subject to and governed by the terms and conditions hereof.

               (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect at the Effective Time, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable at the Effective Time and which the L/C Issuer in good faith deems material to it;

               (B) subject to Section 2.3(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date;

               (C) the expiry date of such requested Letter of Credit would occur more than one year after the scheduled Maturity Date, unless all Lenders have approved such expiry date;

               (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

               (E) such Letter of Credit is in an initial amount less than $100,000, in the case of a commercial Letter of Credit, or $250,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars; or

               (F) such Letter of Credit is not payable at sight.

               (iii) The L/C Issuer shall be under no obligation to Modify any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its Modified form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed Modification to such Letter of Credit.

          (b) Procedures for Issuance and Modification of Letters of Credit; Auto-Extension of Letters of Credit.

               (i) Each Letter of Credit shall be issued or Modified, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 12:00 noon at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of Modification, as the case may be. In the case of a request for the initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for a Modification of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be Modified; (2) the proposed date of Modification (which shall be a Business Day); (3) the nature of the proposed Modification; and (4) such other matters as the L/C Issuer may require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or Modification as the L/C Issuer or the Administrative Agent may reasonably require.

               (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or Modification is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or enter into the applicable Modification, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

               (iii) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonextension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than one year following the Maturity Date; provided that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.3(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonextension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.2 is not then satisfied.

               (iv) Promptly after its delivery of any Letter of Credit or any Modification to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or Modification.

          (c) Drawings and Reimbursements; Funding of Participations.

               (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent of its receipt of such notice and the amount of the requested drawing. Not later than 11:00 a.m. on the date of any notice by the L/C Issuer of a payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Notice Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Notice Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Company shall be deemed to have requested a Revolving Borrowing of

Base Rate Loans to be disbursed on the Honor Notice Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.2 (other than the delivery of a Revolving Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.3(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.3(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.3(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

               (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer on the date of the applicable payment by the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at (x) prior to the Honor Notice Date, the Base Rate, and (y) thereafter, the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.3(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.3.

               (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.3(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

               (v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.3(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.3(c) is subject to the conditions set forth in Section 4.2 (other than delivery by the Company of a Revolving Loan Notice). No such making of an L/C

Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

               (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.3(c) by the time specified in Section 2.3(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of (x) the Federal Funds Rate from time to time in effect and (y) a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

          (d) Repayment of Participations.

               (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.3(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

               (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.3(c)(i) is required to be returned under any of the circumstances described in Section 10.6 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          (e) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement, whether before or after any drawing by such beneficiary or transferee. None of the L/C Issuer, any Agent-Related Person, or any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.3(e); provided that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (f) Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

               (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

               (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

               (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

               (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

               (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company.

     The Company shall promptly examine a copy of each Letter of Credit and each Modification thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

          (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Maturity Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.5 and 8.2(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.3, Section 2.5 and Section 8.2(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

          (h) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share (i) a letter of credit fee for each commercial Letter of Credit equal to 1/8 of 1% per annum times the daily maximum amount available to be drawn under such Letter of Credit and (ii) a letter of credit fee for each standby Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit; provided that, upon the request of the Required Lenders while any Event of Default exists, the rate per annum at which all Letter of Credit fees are calculated shall be increased by 2%. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable (x) on the first Business Day of each January, April, July and October, commencing July 1, 2005 (or, if later, on the first such date to occur after the issuance of such Letter of Credit), (y) on the earlier of (i) the scheduled Maturity Date and (ii) the date on which the Obligations are accelerated pursuant to Section 8.2, and (z) thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

          (i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account such fronting fees with respect to Letters of Credit as specified in a separate fee letter between the Company and the L/C Issuer. In addition, the Company shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment, extension and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

          (j) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

          (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

     2.4 Swing Line Loans.

          (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may (in its sole and absolute discretion) make a portion of the credit otherwise available to the Company under the Aggregate Commitments by making swing line loans (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender may exceed the amount of such Lender’s Commitment; provided that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may, subject to the agreement of the Swing Line Lender, borrow under this Section 2.4, prepay under Section 2.5, and reborrow under this Section 2.4. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

          (b) Borrowing Procedures. Each Swing Line Loan, each conversion of a Swing Line Loan from one Type to the other, and each continuation of a Swing Line Loan as an IBOR Rate Loan shall be made upon the Company’s irrevocable notice to the Swing Line

Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, converted or continued, which shall be a minimum of $500,000, (ii) the Type of Swing Line Loan to be borrowed or which an existing Swing Line Loan is to be converted or continued, (iii) the requested borrowing, continuation or conversion date, which shall be a Business Day, and (iv) if applicable, the duration of the Interest Period with respect thereto. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. If the Company fails to specify a Type of Swing Line Loan in a Swing Line Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Swing Line Loan shall be made as, or converted to, a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable IBOR Rate Loan. If the Company requests a borrowing of, conversion to, or continuation of IBOR Rate Loans in any such Swing Line Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period ending on the Business Day immediately following the first day of such Interest Period. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 11:00 a.m. on the date of a proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make the requested Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.4(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may (in its sole and absolute discretion), not later than 12:00 noon on the borrowing date specified in the applicable Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in immediately available funds.

          (c) Refinancing of Swing Line Loans.

               (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Revolving Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.2. The Swing Line Lender shall furnish the Company with a copy of the applicable Revolving Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Revolving Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 10:00 a.m. on the day specified in such Revolving Loan Notice, whereupon, subject to Section 2.4(c)(ii), each Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

               (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing, in accordance with Section 2.4(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.4(c)(i) shall be deemed payment in respect of such participation.

               (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of (x) the Federal Funds Rate from time to time in effect and (y) a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

               (iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.4(c) is subject to the conditions set forth in Section 4.2. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

          (d) Repayment of Participations.

               (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

               (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.6 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

          (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.4 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

          (f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

     2.5 Prepayments.

          (a) The Company may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 10:00 a.m. (A) one Business Day prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.4. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Pro Rata Shares.

          (b) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of

$100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

          (c) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Company shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.5(c) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

     2.6 Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, the Swing Line Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

     2.7 Repayment of Loans.

          (a) The Company shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

          (b) The Company shall repay each Swing Line Loan on the earlier of (i) one Business Day after demand by the Swing Line Lender and (ii) the Maturity Date.

     2.8 Interest.

          (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan (including each applicable Swing Line Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate and (iii) each IBOR Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the IBOR Rate plus the Applicable Rate; provided that if the Swing Line Lender is deemed to have requested that each Lender fund its risk participation in any Swing Line Loan pursuant to Section

2.4(c)(ii), then commencing on the date of such deemed request, such Swing Line Loan shall bear interest at the Base Rate.

          (b) If any amount payable by the Company under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Lenders while any Event of Default exists, the Company shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     2.9 Fees.

     In addition to certain fees described in subsections (h) and (i) of Section 2.3:

          (a) Non-Use Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a non-use fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments (as reduced in accordance with Section 2.6 or increased in accordance with Section 2.14) exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations. The non-use fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day of each January, April, July and October, commencing on July 1, 2005, and on the Maturity Date. The non-use fee shall be calculated quarterly in arrears, and (i) if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect and (ii) if there is an increase or a reduction in the Aggregate Commitments in accordance with Section 2.6, the actual daily amount shall be computed and multiplied by the Aggregate Commitments separately for each period during such quarter that the Aggregate Commitments were available.

          (b) Other Fees. (i) The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     (ii) The Company shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

     2.11 Evidence of Debt.

          (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Company and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Company shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

          (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     2.12 Payments Generally.

          (a) All payments to be made by the Company shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Company hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

          (b) If any payment to be made by the Company shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

          (c) Unless the Company or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Company or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Company or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

               (i) if the Company failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the greater of (x) the Federal Funds Rate from time to time in effect and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation; and

               (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Company to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the greater of (x) the Federal Funds Rate from time to time in effect and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Company, and the Company shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Company may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

          (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

          (e) The obligations of the Lenders hereunder to make Revolving Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Revolving Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan or purchase its participation.

          (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Revolving Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Revolving Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Revolving Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.6 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.9) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

     2.14 Increase in Commitments.

          (a) The Company may, from time to time on or prior to May 22, 2009, by means of a letter delivered to the Administrative Agent substantially in the form of Exhibit I, request that the Aggregate Commitments be increased to up to $350,000,000; provided that (i) any such increase in the Aggregate Commitments shall be in a minimum amount of $5,000,000 and a higher integral multiple thereof and (ii) the aggregate amount of all such increases shall not exceed $50,000,000.

          (b) Any increase in the Aggregate Commitments may be effected by (i) increasing the Commitment of one or more Lenders that have agreed to such increase and/or (ii) subject to clause (c), adding one or more commercial banks or other Persons as a party hereto (each an “Additional Lender”) with a Commitment in an amount agreed to by any such Additional Lender.

          (c) Any increase in the Aggregate Commitments pursuant to this Section 2.14 shall be effective three Business Days (or such other period agreed to by the Administrative Agent, the Company and, as applicable, each Lender that has agreed to increase its Commitment and each Additional Lender) after the later to occur of (i) the date on which the Company has delivered to the Administrative Agent a certified copy of resolutions of its board of directors, in form and substance reasonably acceptable to the Administrative Agent, authorizing such increase and (ii) the Administrative Agent has received and accepted the applicable increase letter in the form of Annex 1 to Exhibit I (in the case of an increase in the Commitment of an existing Lender) or assumption letter in the form of Annex 2 to Exhibit I (in the case of the addition of an Additional Lender).

          (d) No Additional Lender shall be added as a party hereto without the written consent of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which consents shall not be unreasonably withheld or delayed), and no increase in the Aggregate Commitments may be effected pursuant to clause (b) above if a Default exists.

          (e) The Administrative Agent shall promptly notify the Company and the Lenders of any increase in the amount of the Aggregate Commitments pursuant to this Section 2.14 and of the Commitment and Pro Rata Share of each Lender after giving effect thereto. The Company acknowledges that, in order to maintain Revolving Loans in accordance with each Lender’s Pro Rata Share, a reallocation of the Commitments as a result of a non-pro-rata increase in the Aggregate Commitments may require prepayment or conversion of all or portions of certain Revolving Loans on the date of such increase (and any such prepayment or conversion shall be without premium or penalty but subject to the provisions of Section 3.4).

          (f) This Section shall supersede any provision in Section 10.1 to the contrary.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

     3.1 Taxes.

          (a) Any and all payments by the Company to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Company shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Company shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Company agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

          (c) If the Company shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Company shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

          (d) The Company agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.1(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

     3.2 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans or, in the case of the Swing Line Lender, IBOR Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate or, in the case of the Swing Line Lender, the IBOR Rate, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or IBOR Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans or IBOR Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurodollar Rate Loans or IBOR Rate Loans, as applicable, of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor or on such earlier date as such Lender may not lawfully continue to maintain such Eurodollar Rate Loans or IBOR Rate Loans, as applicable. Upon any such conversion, the Company shall also pay accrued interest on the amount so converted. Thereafter, for so long as such circumstances continue, all Loans which would otherwise be made or maintained by such Lender as Eurodollar Rate Loans or IBOR Rate Loans, as applicable, shall be Base Rate Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.3 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

          (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or IBOR Rate Loans or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or such reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.1 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.3(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Company shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or such reduction in amount.

          (b) If any Lender determines that the introduction of, or any change in or in the interpretation of, or compliance by such Lender (or its Lending Office) with any Law regarding capital adequacy has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Company shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     (c) The Company shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan and, in the case of the Swing Line Lender, each IBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

     3.4 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

          (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan or IBOR Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

          (b) any failure by the Company (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert into any Eurodollar Rate Loan or IBOR Rate Loan on the date or in the amount notified by the Company;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Company shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.4, each Lender shall be deemed to have funded each Eurodollar Rate Loan or IBOR Rate Loan made by it at the Eurodollar Rate or the IBOR Rate, as applicable, for such Loan by a matching deposit or other borrowing in the relevant offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan or IBOR Rate Loan was in fact so funded.

     3.5 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative

Agent will promptly so notify the Company and each Lender. If the Swing Line Lender determines that for any reason adequate and reasonable means do not exist for determining the IBOR Rate for any requested Interest Period with respect to a proposed IBOR Rate Loan, or that the IBOR Rate for any requested Interest Period with respect to a proposed IBOR Rate Loan does not adequately and fairly reflect the cost to the Swing Line Lender of funding such Loan, the Administrative Agent will promptly so notify the Company. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans or the Swing Line Lender to make or maintain IBOR Rate Loans, as the case may be, shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders or the Swing Line Lender, as applicable) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or IBOR Rate Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Borrowing or a Swing Line Borrowing of Base Rate Loans in the amount specified therein.

     3.6 Matters Applicable to all Requests for Compensation. A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     3.7 Survival. All of the Company’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     4.1 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

          (a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the date on which the Effective Time occurs (or, in the case of certificates of governmental officials, a recent date before the Effective Time) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

               (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

               (ii) a Note executed by the Company in favor of each Lender requesting a Note;

               (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each

Responsible Officer thereof authorized to act as a officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

               (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, validly existing and in good standing in the jurisdiction of its organization or formation;

               (v) opinions of (x) Orrick, Herrington & Sutcliffe LLP, counsel to the Loan Parties, and (y) Linda S. Auwers, general counsel of the Loan Parties, substantially in the form of Exhibits G and H, respectively;

               (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

               (vii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.2(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) a calculation of the Leverage Ratio as of January 31, 2005; and

               (viii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

          (b) Any fees required to be paid at or before the Effective Time shall have been paid.

          (c) Unless waived by the Administrative Agent, the Company shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Effective Time, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

          (d) All obligations of the Company under the Existing Credit Agreement shall have been, or shall concurrently be, paid in full.

     4.2 Conditions to all Credit Extensions.

     The obligation of each Lender to honor any Request for Credit Extension (other than (i) a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurodollar Rate Loans or (ii) a Swing Line Notice requesting only a conversion of Swing Line Loans to the other Type or a continuation of Swing Line Loans) is subject to the following conditions precedent:

          (a) The representations and warranties of the Company contained in Article V shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

          (b) No Default shall exist, or would result from such proposed Credit Extension.

          (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

     Each Request for Credit Extension (other than (i) a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurodollar Rate Loans or (ii) a Swing Line Notice requesting only a conversion of Swing Line Loans to the other Type or a continuation of Swing Line Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.2(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Administrative Agent and the Lenders that:

     5.1 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its material assets and carry on its business substantially as now conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.2 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

     5.3 Third Party Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of any Loan Document to which it is a party.

     5.4 Binding Effect.

     This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles regardless of whether considered in a proceeding in equity or at law.

     5.5 Litigation. There is no action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that: (a) relates to the legality, validity or enforceability of any provision of any Loan Document or any of the transactions contemplated thereby, the rights or remedies of the Administrative Agent or any Lender thereunder, the legality or propriety of any action taken or proposed to be taken by the Administrative Agent or any Lender in connection therewith, or the power or authority of any Loan Party to perform its obligations thereunder, or (b) is reasonably likely to be adversely determined and, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of any Loan Party to perform its obligations under or in connection with any Loan Document.

     5.6 No Default. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     5.7 ERISA Compliance.

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.8 Ownership of Property; Liens. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.1.

     5.9 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

     5.10 Financial Statements; No Material Adverse Effect.

          (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, except as set forth in the Disclosure Certificate.

          (b) The unaudited consolidated financial statements of the Company and its Subsidiaries dated January 31, 2005, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end adjustments; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Company and its

Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, except as set forth in the Disclosure Certificate.

          (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     5.11 Environmental Compliance. The Company monitors in the ordinary course of business the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.12 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.

     5.13 Subsidiaries.

     As of the Effective Time, the Company has no Subsidiaries other than those specifically disclosed in the Disclosure Certificate and has no equity investments in any other Person other than those specifically disclosed in the Disclosure Certificate.

     5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

          (a) The Company is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

          (b) None of the Company, any Person Controlling the Company, or any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

     5.15 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or as of the date such representations and warranties are deemed made, and none of the statements contained in any exhibit, written report, written statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Effective Time), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered (it being recognized by the Administrative Agent and the Lenders that all written financial projections with respect to the Company and its Subsidiaries that have been or may hereafter be delivered to the Administrative Agent and the Lenders have been or will be prepared in good faith based upon assumptions believed by the Company to be reasonable as of the date of the applicable projections).

     5.16 Compliance with Laws. Each of the Company and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.17 Intellectual Property; Licenses, Etc. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI
AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding and not Cash Collateralized, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.1, 6.2, 6.3 and 6.11) cause each applicable Subsidiary to:

     6.1 Financial Statements. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and which report shall state that such financial statements present fairly the financial position of the Company and its Subsidiaries as of the date and for the period indicated in conformity with GAAP; and

          (b) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.2(d), the Company shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in subsection (a) and (b) above at the times specified therein.

     6.2 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), (i) a certificate of its independent certified public accountants certifying such financial statements and (ii) an attestation report from its independent certified public accountants pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 with respect to any report included in such financial statements on the Company’s internal control over financial reporting pursuant to Rule 13a-15 of the Securities Exchange Act of 1934;

          (b) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

          (c) promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

          (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

          (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

     Documents required to be delivered pursuant to Section 6.1(a) or (b), 6.2(a) or 6.2(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet at the website address listed on Schedule 10.2; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or a website sponsored by the Administrative Agent or otherwise); provided that: (x) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Company shall notify (by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.2(b) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     The Company acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each a “Public Lender”). The Company agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.8); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Company shall be under no obligation to mark any Borrower Materials “PUBLIC.”

     6.3 Notices.

     Promptly notify the Administrative Agent and each Lender:

          (a) of the occurrence of any Default;

          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

          (c) of the occurrence of any ERISA Event; and

          (d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     6.4 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     6.5 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its and each Guarantor’s legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Section 7.3 or 7.4; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.6 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.7 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons (it being understood that with respect to public liability and property damage coverage and workers’ compensation coverage, the Company’s self insurance plan as in effect on the date of this Agreement shall be deemed sufficient compliance with this Section).

     6.8 Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees (including ERISA and Environmental Laws) applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     6.9 Books and Records. Maintain proper books of record and account, in which full, true and correct entries sufficient to prepare financial statements in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.

     6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

     6.11 Use of Proceeds. Use the proceeds of the Credit Extensions to refinance indebtedness under the Existing Credit Agreement and for Permitted Acquisitions, working capital, capital expenditures and other general corporate purposes not in contravention of any Law or of any Loan Document.

     6.12 Further Assurances. Take such actions as are necessary, or as the Administrative Agent (or the Required Lenders acting through the Administrative Agent) may reasonably request from time to time, to ensure that the obligations of the Company hereunder and under the other Loan Documents are guaranteed at all times by Subsidiaries that, together with the Company, collectively (a) own assets which account for 90% or more of the consolidated assets of the Company and its Subsidiaries and (b) generate revenues which account for 90% or more of the consolidated revenues of the Company and its Subsidiaries during the most recently ended period of 12 consecutive months.

ARTICLE VII
NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding and not Cash Collateralized, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

     7.1 Liens. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

          (a) Liens pursuant to any Loan Document;

          (b) Liens existing at the Effective Time and listed in the Disclosure Certificate and any renewals or extensions thereof; provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.5(b);

          (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; provided that no notice of lien has been filed or recorded under the Code;

          (d) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

          (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations and other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business; provided that all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (g) customary Liens securing Surety Bonds;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

          (i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(i) or securing appeal or other surety bonds related to such judgments;

          (j) Liens securing Indebtedness permitted under Section 7.5(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

          (k) Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; and

          (l) other Liens securing obligations in an aggregate amount not exceeding at any time outstanding a Material Financial Amount.

     7.2 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

          (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

          (b) Dispositions of inventory in the ordinary course of business;

          (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

          (d) subject to Section 6.12, Dispositions of property by the Company to any wholly-owned Subsidiary or by any Subsidiary to the Company or to a wholly-owned Subsidiary;

          (e) Dispositions permitted by Section 7.3; and

          (f) Dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any such Disposition, no Default shall exist or result from such Disposition, (ii) at least 75% of the aggregate sales price from such Disposition shall be paid in cash and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries shall not exceed, in any fiscal year, 10% of Consolidated Net Worth as of the end of the preceding fiscal year.

     7.3 Fundamental Changes. Except as otherwise permitted by Section 7.2, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

          (a) any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person; or (ii) any one or more other Subsidiaries, provided, that when any wholly-owned Subsidiary is merging with another Subsidiary, a wholly-owned Subsidiary shall be the continuing or surviving Person;

          (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Company or a wholly-owned Subsidiary; and

          (c) to the extent not otherwise permitted by Section 7.2 or this Section 7.3, any Subsidiary that is not a Guarantor may dissolve or liquidate; provided that the value of assets of such Subsidiary that are transferred to an entity other than a Loan Party in connection with such liquidation or dissolution shall be included for purposes of determining compliance with Section 7.2(f)(iii).

     7.4 Investments. Make any Investments, except:

          (a) investments which, when made, constitute Permitted Investments;

          (b) advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed (i) $1,000,000 at any time outstanding, for travel, entertainment and analogous ordinary business purposes and (ii) $10,000,000 at any time outstanding for relocation purposes;

          (c) Investments by the Company in any Subsidiary or by any Subsidiary in the Company or another Subsidiary;

          (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

          (e) Guarantees permitted by Section 7.5;

          (f) Investments made to consummate Permitted Acquisitions;

          (g) Investments listed in the Disclosure Certificate; and

          (h) other Investments not exceeding $10,000,000 in the aggregate at any time outstanding.

     7.5 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness under the Loan Documents;

          (b) Indebtedness outstanding at the Effective Time and listed in the Disclosure Certificate and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

          (c) Guarantees of the Company or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Company or any wholly-owned Subsidiary;

          (d) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

          (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.1(j); provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed a Material Financial Amount; and

          (f) unsecured Indebtedness in an aggregate principal amount not to exceed at any time outstanding 20% of Consolidated Net Worth as of the end of the preceding fiscal year; provided that the aggregate amount of all such Indebtedness which is not Permitted Long-Term Indebtedness shall not at any time exceed a Material Financial Amount.

     7.6 Use of Proceeds.

     Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

     7.7 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

          (a) each Subsidiary may make Restricted Payments to the Company and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Company and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests; provided that no Restricted Payment shall be made by a non-wholly-owned Subsidiary which is a Guarantor at any time a Default exists);

          (b) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

          (c) the Company and each Subsidiary may (i) make Permitted Stock Repurchases and (ii) purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests; and

          (d) the Company may declare or pay ordinary cash dividends to its stockholders.

     7.8 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries at the Effective Time or any business substantially related, complementary or incidental thereto.

     7.9 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

     7.10 Subsidiary Dividends. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Subsidiary to make Restricted Payments to the Company or any Guarantor or to otherwise transfer property to the Company or any Guarantor.

     7.11 Financial Covenants.

          (a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (i) $341,941,000, (ii) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after the Effective Time (with no deduction for a net loss in any such fiscal quarter) and (iii) an amount equal to 100% of the aggregate increases in Shareholders’ Equity of the Company and its Subsidiaries after the Effective Time by reason of the issuance and sale of capital stock or other equity interests of the Company or any Subsidiary, including upon any conversion of debt securities of the Company into such capital stock or other equity interests, but excluding by reason of the issuance and sale of capital stock pursuant to the Company’s employee stock purchase plans, employee stock option plans and similar programs.

          (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.0 at any time.

          (c) Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter to be greater than 3.25 to 1.0.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

     8.1 Events of Default. Any of the following shall constitute an Event of Default:

          (a) Non-Payment. The Company or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any non-use or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

          (b) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

          (c) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.3(a) or 6.10 or Article VII; provided that, in the case of Section 7.9, such failure shall have continued for five Business Days; or

          (d) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date on which a Responsible Officer knew or reasonably should have known of such failure and (ii) the date on which written notice thereof is given by the Administrative Agent or any Lender; or

          (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) or Guarantee (other than any Surety Bond) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than a Material Financial Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than a Material Financial Amount; or

          (f) Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

          (g) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of a Material Financial Amount, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA; or (iii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in a Material Financial Amount.

          (h) Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

          (i) Judgments. There is entered against the Company or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding a Material Financial Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

          (j) Change of Control. There occurs any Change of Control with respect to the Company; or

          (k) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

          (l) Defaults with respect to Surety Bonds. (i) Any Person issuing Surety Bonds on behalf of the Company or any Subsidiary ceases for any reason to so issue Surety Bonds, the Company or the applicable Subsidiary fails to promptly procure another issuer for Surety Bonds and such cessation and failure could reasonably be expected to have a Material Adverse Effect; or (ii) the Company or any Subsidiary breaches or defaults on one or more contracts for which Surety Bonds have been issued in an aggregate amount greater than or equal to a Material Financial Amount and the Person or Persons which issued such Surety Bonds either (x) take possession of the work under such bonded contracts and such taking of possession would reasonably be expected to have a Material Adverse Effect or (y) file any Uniform Commercial Code financing statement or similar document to perfect any Lien securing such bonded contracts, unless such filing is terminated within 10 days after such filing is made.

     8.2 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

          (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

          (c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

          (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

ARTICLE IX
ADMINISTRATIVE AGENT

     9.1 Appointment and Authorization of Administrative Agent.

          (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

          (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX and in the definition of “Agent-Related Person” included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

     9.2 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     9.3 Exculpatory Provisions. No Agent-Related Person shall have any duty or obligation except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent-Related Person:

          (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

          (c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

     9.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     9.7 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

     9.8 Successor Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this

Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

     9.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.3(i) and (j), 2.9 and 10.4) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9 and 10.4.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     9.10 Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent to (and the Administrative Agent agrees that, so long as no Default exists or would result therefrom it will upon the request of the Company), release any Guarantor from its obligations under the Guaranty if (i) such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or (ii) the Company delivers to the Administrative Agent a written request for the release of a Subsidiary from its obligations under the Guaranty; provided that prior to any such release the Administrative Agent shall have received a certificate from a Responsible Officer certifying that (a) the Company will be in compliance with Section 6.12 after giving effect to such release and (b) no Default exists or would result therefrom.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

     9.11 Other Agents. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent” or “co-documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X
MISCELLANEOUS

     10.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

          (a) waive any condition set forth in Section 4.1(a) without the written consent of each Lender;

          (b) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2) without the written consent of such Lender;

          (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

          (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.1) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Company to pay interest at the Default Rate;

          (e) change Section 2.13 or Section 8.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

          (f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

          (g) release all or substantially all of the Guarantors from the Guaranty without the written consent of each Lender;

and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     10.2 Notices and Other Communications; Facsimile Copies.

          (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

        (i) if to the Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

        (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

          (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

          (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.2, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

          (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from reliance by any such Person on any notice given or purportedly given by or on behalf of the Company, except, with respect to any written notice only, to the extent such losses result from the gross negligence or willful misconduct of such Agent-Related Person or such Lender. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

          (e) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to the Company, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or any Agent-Related Person’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided that in no event shall any Agent-Related Person have any liability to the Company, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

     10.3 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.4 USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company in accordance with the Act.

     10.5 Expenses; Indemnity; Damage Waiver.

     (a) Costs and Expenses. The Company shall pay (i) all reasonable and documented out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent and its Affiliates in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated),

(ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance or Modification of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including Attorney Costs), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable and documented fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(c).

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

     (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.6 Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     10.7 Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (which consent of the Company shall not be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $2,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.3, 3.4 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

          (c) The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.1 that directly affects such Participant. Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2 and 3.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.9 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

          (e) A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 10.13 as though it were a Lender.

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g) As used herein, the following terms have the following meanings:

        “Eligible Assignee” means (i) a Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund; and (iv) any other Person (other than a natural person) approved by (x) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (y) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries

        “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

        “Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

          (h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Revolving Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Revolving Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Company under this Agreement (including its obligations under Section 3.2), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Revolving Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.

Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee of $2,500, assign all or any portion of its right to receive payment with respect to any Revolving Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Revolving Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

          (i) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.7, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

          (j) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders (subject to the consent by the applicable Lender to such appointment) a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.3(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.4(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

     10.8 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b)

to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedy hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company. For purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party, provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     10.9 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Company or any other Loan Party, any such notice being waived by the Company (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

     10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     10.11 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     10.13 Tax Forms. (a) (i) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Company pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Company pursuant to this Agreement) or such other evidence satisfactory to the Company and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Company pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Company make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

     (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

     (iii) The Company shall not be required to pay any additional amount to any Foreign Lender under Section 3.1 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.13(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.13(a); provided that if such Lender shall have satisfied the requirement of this Section 10.13(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.13(a) shall relieve the Company of its obligation to pay any amounts pursuant to Section 3.1 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

     (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Company is not required to pay additional amounts under this Section 10.13(a).

          (b) Upon the request of the Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

          (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

     10.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.15 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.16 Automatic Debits of Fees. With respect to any interest, non-use fee, letter of credit fee or other fee due and payable to the Administrative Agent, the LC Issuer, the Swing Line Lender, Bank of America or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes Bank of America to debit any deposit account of the Company with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the interest or fees then due, such debits will be reversed (in whole or in part, in Bank of America’s sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

     10.17 Governing Law.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN SAN FRANCISCO OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE

LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     10.18 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.19 Termination of Existing Credit Agreement. The Company and the Lenders that are parties to the Existing Credit Agreement (which constitute “Required Lenders” under and as defined in the Existing Credit Agreement) agree that, at the Effective Time, the Commitments under the Existing Credit Agreement shall automatically terminate (without any further action and notwithstanding any provision of the Existing Credit Agreement that requires notice of such termination) and the Existing Credit Agreement shall be of no further force or effect (except for any provision thereof that by its terms survives termination thereof).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ABM INDUSTRIES INCORPORATED

By:	/s/ George B. Sundby

Name:	George B. Sundby
Title:	Executive Vice President and
Chief Financial Officer

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Ken Puro

Name:	Ken Puro
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer and Swing Line Lender

By:	/s/ Ronald J. Drobny

Name:	Ronald J. Drobny
Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as
Syndication Agent and as a Lender

By:	/s/ Robert W. Boswell

Name:	Robert W. Boswell
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Co-
Documentation Agent and as a Lender

By:	/s/ Douglas A. Rich

Name:	Douglas A. Rich
Title:	Vice President

BNP PARIBAS, as Co-Documentation Agent and
as a Lender

By:	/s/ Stephanie Mack

Name:	Stephanie Mack
Title:	VP & Deputy Manager

BNP PARIBAS, as Co-Documentation Agent and
as a Lender

By:	/s/ Jamie Dillon

Name:	Jamie Dillon
Title:	Managing Director

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Steven M. Cohen

Name:	Steven M. Cohen
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Stephen C. Price

Name:	Stephen C. Price
Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ John Taylor

Name:	John Taylor
Title:	Vice President

SCHEDULE 1

EXISTING LETTERS OF CREDIT

Letter of Credit Number 3007169 to Continental Casualty Company, Transportation Insurance Company and Transcontinental Technical Services, Inc. for $64,929,000

Letter of Credit Number 3028505 to Fireman’s Fund Insurance Company for $495,000

Letter of Credit Number 3015404 to Metropolitan Airports Commission for $2,245,947

Letter of Credit Number LASB 226265 to Wichita Airport Authority for $300,000

Letter of Credit Number 3050357 to Zurich American Insurance Company for $1,800,000

Letter of Credit Number 3056568 to Illinois Industrial Commission for $275,000

Letter of Credit Number 3061674 to Minnesota Pollution Control Agency for $15,000

Letter of Credit Number 3060651 to Ace American Insurance Company and Indemnity Insurance Company of North America for $21,500,000

Letter of Credit Number 3072155 to Ace American Insurance Company and Indemnity Insurance Company of North America for $20,000,000

Letter of Credit Number 3061489 to Cheryl Forbes for $7,000,000

1

SCHEDULE 2.1

COMMITMENTS
AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share

Bank of America, N.A.	$70,000,000	23.333333333%

KeyBank National Association	$45,000,000	15.000000000%

U.S. Bank National Association	$45,000,000	15.000000000%

BNP Paribas	$45,000,000	15.000000000%

LaSalle Bank National Association	$35,000,000	11.666666667%

JPMorgan Chase Bank, N.A.	$30,000,000	10.000000000%

Wachovia Bank, National Association	$30,000,000	10.000000000%

Total	$300,000,000	100.000000000%

SCHEDULE 10.2

EURODOLLAR AND DOMESTIC LENDING OFFICES,
ADDRESSES FOR NOTICES

ABM INDUSTRIES INCORPORATED
160 Pacific Avenue, Suite 222
San Francisco, CA 94111-1428
Attn: George B. Sundby
          Executive Vice President and Chief Financial Officer
          Telephone: 415-733-4018
          Facsimile: 415-733-5123
          Electronic Mail: gsundby@abm.com

With a copy to:
ABM Industries Incorporated
160 Pacific Avenue, Suite 222
San Francisco, CA 94111-1428
Attn: Linda S. Auwers, General Counsel
          Telephone: 415-733-4013
          Facsimile: 415-733-7333

BANK OF AMERICA
Administrative Agent’s Office and Bank of America’s Lending Office:
Bank of America, N.A.
Commercial Agency Management
800 Fifth Avenue, Floor 37
Mail Code: WA1-501-37-20
Seattle, WA 98104
Attn: Ken Puro
          Telephone: 206-358-0138
          Facsimile: 206-358-0971
          Email: ken.puro@bankofamerica.com

Requests for Credit Extensions:

Bank of America, N.A.
Credit Services
CA4-706-05-09
1820 Gateway Blvd.
Concord CA 94520-3282
Attn: Leroy Granby
          Telephone: 925-675-8368
          Facsimile: 888-969-2419
          Email: leroy.granby@bankofamerica.com

1

          Bank of America, N.A. Dallas TX
          ABA 111000012
          Acct. Name: Corporate FTA
          Acct #: 3750836479
          Attn: Leroy Granby
          Ref: ABM Industries Inc.

L/C Issuer:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code: CA9-703-19-23
Los Angeles, CA 90017-1466
Attn: Sandra Leon
          Telephone: 213-345-5231
          Facsimile: 213-345-6694
          Email: Sandra.Leon@bankofamerica.com

Other Notices as a Lender:
Bank of America, N.A.
345 Montgomery Street
San Francisco, CA 94104-1898
Attn: Ron Drobny
          Telephone: 415-953-9023
          Facsimile: 415-622-1878
          Email: Ronald.Drobny@bankofamerica.com

2

EXHIBIT A

FORM OF REVOLVING LOAN NOTICE

Date: ___________, _____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of May 25, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined) among ABM Industries Incorporated, a Delaware corporation (the “Company”), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The undersigned hereby requests (select one):

     ☐ A Borrowing of Revolving Loans            ☐ A conversion or continuation of Loans

1.            On __________________________________________ (a Business Day).

2.            In the amount of $ ______________________________.

3.            Comprised of __________________________________ .

[Type of Revolving Loan requested]

4.       For Eurodollar Rate Loans: with an Interest Period of __________________months.

     [The Revolving Borrowing requested herein complies with the proviso to the first sentence of Section 2.1 of the Agreement.]

ABM INDUSTRIES INCORPORATED

By:

Name:

Title:

A-1

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to the Credit Agreement, dated as of May 25, 2005 amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among ABM Industries Incorporated, a Delaware corporation (the “Company”), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The undersigned hereby requests:

☐ A Swing Line Loan	☐ A conversion or continuation of a Swing Line Loan

     1. On                                                             (a Business Day).

     2. In the amount of $                                        .

     Such Swing Line Loan shall be [a Base Rate Loan][an IBOR Rate Loan with an Interest Period of ___days].

     The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.4(a) of the Agreement.

ABM INDUSTRIES INCORPORATED

By:

Name:

Title:

Form of Swing Line Loan Notice
B-1

EXHIBIT C

FORM OF NOTE

_______________, ____

     FOR VALUE RECEIVED, the undersigned (the “Company”), hereby promises to pay to the order of _________ (the “Lender”), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of all Revolving Loans (as defined in such Credit Agreement) made by the Lender to the Company under the Credit Agreement dated as of May 25, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” terms defined therein being used herein as therein defined) among the Company, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The Company promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

     The Company, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Note

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

ABM INDUSTRIES INCORPORATED

By:

Name:

Title:

Form of Note

REVOLVING LOANS AND PAYMENTS WITH RESPECT THERETO

Amount of
				Principal or	Outstanding
			End of	Interest	Principal
	Type of	Amount of	Interest	Paid This	Balance	Notation
Date	Loan Made	Loan Made	Period	Date	This Date	Made By

Form of Note

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: _____________,

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to the Credit Agreement, dated as of May 25, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among ABM Industries Incorporated, a Delaware corporation (the “Company”), the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ______ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

     [Use following for fiscal year-end financial statements]

     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.1(a) of the Agreement for the fiscal year ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

     [Use following for fiscal quarter-end financial statements]

     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.1(b) of the Agreement for the fiscal quarter ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end adjustments and the absence of footnotes.

     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

     3. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

[select one:]

     [to the best knowledge of the undersigned during such fiscal period, the Company performed and observed each covenant and condition of the Loan Documents applicable to it.]

—or—

     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

     4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___,___.

ABM INDUSTRIES INCORPORATED

By:

Name:

Title:

Form of Compliance Certificate

               For the Quarter/Year ended _________(“Statement Date”)

Form of Compliance Certificate

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Date:
For the Fiscal Quarter / Year
Ended:

Section 7.11(a) Consolidated Net Worth

NET WORTH
Total Consolidated Assets:	$—

minus
Total Consolidated Liabilities:	$—

equals	$—

MINIMUM REQUIRED
the sum of -
Base Amount:	$341,941

plus
0.50 times quarterly Net Income earned after Effective Time (without deductions for losses)	$—

plus
Increases in Shareholders’ Equity after the Effective Time resulting from the issuance and sale of capital stock or other equity interests of the Company or any Subsidiary (including upon any conversion of debt securities)	$—

equals	$-

Section 7.11(b) Fixed Charge Coverage Ratio

Adjusted Consolidated EBITDAR (rolling four quarter basis)
Net Income:	$—

plus
Extraordinary/non-cash/non-recurring loss:	$—

minus
Extraordinary/non-recurring gain or income (other than non-recurring income arising from settlements of business interruption insurance claims):	$—

plus
Consolidated Interest Charges:	$—

plus
Federal/state/local/foreign income taxes:	$—

plus
Depreciation & Amortization:	$—

Adjusted Consolidated EBITDA	$—

(pro forma for qualified Acquisitions/Dispositions)
plus
Rent Expense:	$—

Form of Compliance Certificate

Total:	$—

divided by
Consolidated Interest Charges	$—

plus
Rent Expense	$—

plus
Scheduled principal payments of long-term Indebtedness	$—

Total:	$—

equals (expressed as a ratio)	to 1.00

MINIMUM REQUIRED:	1.50 to 1.00

Section 7.11(c) Leverage Ratio

FUNDED INDEBTEDNESS
Indebtedness Outstanding:	$—

less
Contingent obligations under commercial letters of credit and Guarantees	$—

less
Obligations under Swap Contracts	$—

less
Intercompany Indebtedness	$—

Total:	$-

Adjusted Consolidated EBITDA	$—

equals (expressed as a ratio)	to 1.00

MAXIMUM ALLOWED:	3.25 to 1.00

Form of Compliance Certificate

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, without limitation, Letters of Credit and Swing Line Loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including, without limitation, contract claims, tort claims, malpractice claims and all other claims at law or in equity, including claims under any law governing the purchase and sale of securities or governing indentures pursuant to which securities are issued), suits, causes of action and any other right of the Assignor against any other Person) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________ [and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Company:	ABM Industries Incorporated

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of May 25, 2005 among ABM Industries Incorporated, the Lenders parties thereto and Bank of America, N.A., as Administrative Agent

[1]	Select as applicable.

6. Assigned Interest:

Aggregate
	Amount of	Amount of	Percentage
	Commitment/Loans	Commitment/Loans	Assigned of
Facility Assigned	for all Lenders*	Assigned*	Commitment/Loans[2]
[3]	$	$		%
	$	$		%
	$	$		%

[7. Trade Date: __________________]4

Effective Date: _________, 20___[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:

Title:

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[3]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).

[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

Consented to and Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:

Title:

[Consented to:][5]
ABM INDUSTRIES INCORPORATED

By:

Title:

[5]	To be added only if the consent of the Company and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

          1. Representations and Warranties.

          1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

          1.3 Assignee’s Address for Notices, etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

Form of Assignment and Assumption

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of California.

Form of Assignment and Assumption

SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION

ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

Form of Assignment and Assumption

EXHIBIT F

FORM OF GUARANTY

GUARANTY

     THIS GUARANTY dated as of May 25, 2005 is executed in favor of BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent (as defined below), and the Lenders (as defined below).

W I T N E S S E T H:

     WHEREAS, ABM Industries Incorporated (the “Company”), various financial institutions (together with their respective successors and assigns, the “Lenders”) and Bank of America, as administrative agent (in such capacity, the “Administrative Agent”), have entered into a Credit Agreement dated as of May 25, 2005 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Credit Agreement); and

     WHEREAS, each of the undersigned will benefit from the making of loans and the issuance of letters of credit pursuant to the Credit Agreement and is willing to guarantee the Liabilities (as defined below) as hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereto agrees as follows:

     Each of the undersigned hereby jointly and severally, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of (a) all obligations of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Credit Agreement or any other Loan Document, as the same may be amended, modified, extended or renewed from time to time, and (b) all reasonable costs and expenses paid or incurred by the Administrative Agent or any Lender in enforcing this Guaranty or any other applicable Loan Document against such undersigned (all such obligations being herein collectively called the “Liabilities”); provided that the liability of each of the undersigned hereunder shall be limited to the maximum amount of the Liabilities which such undersigned may guaranty without rendering the obligations of such undersigned hereunder void or voidable under any fraudulent conveyance or fraudulent transfer law.

     Each of the undersigned agrees that, in the event of the occurrence of any Event of Default under Section 8.1(f) of the Credit Agreement with respect to the Company, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such undersigned will pay to the Administrative Agent for the account of the Lenders forthwith the full amount which would be payable hereunder by such undersigned if all Liabilities were then due and payable.

     To secure all obligations of each of the undersigned hereunder, the Administrative Agent and each Lender shall have a lien on and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by such undersigned hereunder, appropriate and apply toward the payment of such amount, in such order of application as the Administrative Agent or the Lenders may elect, in accordance with the Credit Agreement, if then in effect) any and all balances, credits, deposits, accounts or moneys of or in the name of such undersigned now or hereafter with the Administrative Agent or such Lender and any and all property of every kind or description of or in the name of such undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Administrative Agent or such Lender or any agent or bailee for the Administrative Agent or such Lender.

     This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and performance and not only collectibility, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned, that at any time or from time to time no Liabilities are outstanding or any other circumstance) until all Commitments have terminated and all Liabilities have been paid in full.

     The undersigned further agree that if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender had not been made.

     The Administrative Agent or any Lender may, from time to time, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions without affecting the liability of the undersigned hereunder: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Liabilities when due, whether or not the Administrative Agent or such Lender shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

     Any amounts received by the Administrative Agent or any Lender from whatever source on account of the Liabilities may be applied by it toward the payment of the Liabilities in accordance with the Credit Agreement; and, notwithstanding any payments made by or for the account of any of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any rights of the Administrative Agent or any Lender until such time as this Guaranty shall have been discontinued as to all of the undersigned and the Administrative Agent and the Lenders shall have received payment of the full amount of all Liabilities.

     The undersigned hereby expressly waive: (a) notice of the acceptance by the Administrative Agent or any Lender of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

     The creation or existence from time to time of additional Liabilities to the Administrative Agent or any Lender or any of them is hereby authorized, without notice to the undersigned (or any of them), and shall in no way affect or impair the rights of the Administrative Agent or any Lender or the obligations of the undersigned under this Guaranty.

     The Administrative Agent and any Lender may from time to time, without notice to the undersigned (or any of them), assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Lender.

     No delay on the part of the Administrative Agent or any Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Administrative Agent or any Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent (or, if at any time there is no Administrative Agent, the Required Lenders or, if required pursuant to Section 10.1 of the Credit Agreement, all Lenders). No action of the Administrative Agent or any Lender permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or any Lender or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Liabilities shall include all obligations of the Company to the Administrative Agent or any Lender arising under or in connection with any Loan Document, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.

     Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Administrative Agent and (b) the Administrative Agent has been authorized to enforce this Guaranty on behalf of itself and each of the Lenders. All payments by the undersigned pursuant to this Guaranty shall be made to the Administrative Agent for application as set forth in the Credit Agreement or, if there is no Administrative Agent, to the Lenders for their ratable benefit.

     This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned; and to the extent that the Company or any of the undersigned is either a partnership, corporation, limited liability company or other entity, all references herein to the Company and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such entity. The term “undersigned” as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

     This Guaranty shall be construed in accordance with and governed by the internal laws of the State of California. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, one or more additional persons or entities may become parties hereto by executing and delivering to the Administrative Agent a counterpart of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all of the terms of, this Guaranty.

     Notwithstanding any other provision of this Guaranty, any of the undersigned may be released from its obligations hereunder by the Administrative Agent in accordance with Section 9.10 of the Credit Agreement. No such release shall affect the obligations of any of the other undersigned, or impair the rights or remedies of the Administrative Agent or any Lender, hereunder.

     Each of the undersigned waives: (i) any defense to the recovery by the Lenders against such undersigned of any deficiency or otherwise to the enforcement of this Guaranty or any security for this Guaranty based upon the election of any remedy by the Administrative Agent against any of the undersigned or the Company, including the defense to enforcement of this Guaranty (the so-called “Gradsky” defense) which, absent this waiver, such undersigned would have by virtue of an election by the Administrative Agent to conduct a non-judicial foreclosure sale (also known as a “trustee’s sale”) of any real property security for the Liabilities, it being understood by such undersigned that any such non-judicial foreclosure sale will destroy, by operation of California Code of Civil Procedure Section 580d, all rights of any party to a deficiency judgment against the Company and, as a consequence, will destroy all rights which such undersigned would otherwise have (including the right of subrogation, the right of reimbursement, and the right of contribution) to proceed against the Company; (ii) any defense or benefits that may be derived from California Code of Civil Procedure Sections 580a, 580d or 726, or comparable provisions of the laws of any other jurisdiction and all other anti-deficiency and one form of action defenses under the laws of California and any other jurisdiction; (iii) any right to a fair value hearing under California Code of Civil Procedure Section 580a, or any other similar law, to determine the size of any deficiency owing (for which such undersigned would be liable hereunder) following a non-judicial foreclosure sale; (iv) any defense or benefits that may be derived from California Civil Code Sections 2808, 2809, 2810, 2819, 2845, 2849 or 2850 or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses such undersigned would otherwise have under the laws of California or any other jurisdiction.

     Without limiting the foregoing, or anything else contained in this Guaranty, each of the undersigned waives all rights and defenses that such undersigned may have because any of the Liabilities are at any time secured by real property. This means, among other things:

     (a) that the Lenders may collect from any of the undersigned without first foreclosing on any real or personal property collateral pledged by the Company; and

     (b) if the Administrative Agent forecloses on any real property collateral pledged by the Company: (i) the amount of the Liabilities may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (ii) the Administrative Agent may collect from any of the undersigned even if the Administrative Agent, by foreclosing on the real property collateral, has destroyed any right such undersigned may have to collect from the Company.

     The foregoing is an unconditional and irrevocable waiver of any rights and defenses that any of the undersigned may have because the Liabilities are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or comparable provisions of the laws of any other jurisdiction.

     Each of the undersigned waives its rights of subrogation and reimbursement and any other rights and defenses available to it by reason of Sections 2787 and 2855, inclusive, of the California Civil Code, or comparable provisions of the laws of any other jurisdiction, including (i) any defenses it may have by reason of an election of remedies by the Administrative Agent and (ii) any rights or defenses it may have by reason of protection afforded to the Company with respect to the Liabilities pursuant to the anti-deficiency or other laws of California limiting or discharging the obligations of the Company, including Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or comparable provisions of the laws of any other jurisdiction.

     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA FOR THE

PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE UNDERSIGNED FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH UNDER ITS NAME ON THE RELEVANT SIGNATURE PAGE HEREOF (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE ADMINISTRATIVE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     EACH OF THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE ADMINISTRATIVE AGENT AND EACH LENDER, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY, OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

ABM CO. OF BOSTON
ABM ENGINEERING SERVICES COMPANY
ABM FACILITY SERVICES COMPANY
ABM GLOBAL FACILITY SERVICES
ABM JANITORIAL SERVICES — NORTHERN CALIFORNIA
ABM JANITORIAL NORTHEAST, INC.
ABM JANITORIAL SERVICES, INC.
ABM MID-ATLANTIC, INC.
ABM SECURITY SERVICES, INC.
ABM SUPPLY COMPANY
ABMI SECURITY SERVICES, INC.
ALLIED MAINTENANCE SERVICES, INC.
AMERICAN BUILDING MAINTENANCE CO.
AMERICAN BUILDING MAINTENANCE CO. — WEST
AMERICAN BUILDING MAINTENANCE CO. OF GEORGIA
AMERICAN BUILDING MAINTENANCE CO. OF HAWAII
AMERICAN BUILDING MAINTENANCE CO. OF KENTUCKY
AMERICAN BUILDING MAINTENANCE CO. OF NEW YORK
AMERICAN BUILDING MAINTENANCE CO. OF NEW YORK — MANHATTAN
AMERICAN COMMERCIAL SECURITY SERVICES OF NEW YORK, INC.
AMERICAN COMMERCIAL SECURITY SERVICES, INC.
AMERICAN PUBLIC SERVICES
AMERICAN SECURITY & INVESTIGATIVE SERVICE, INC.
AMPCO SYSTEM PARKING
AMTECH LIGHTING & ELECTRICAL SERVICES
AMTECH LIGHTING SERVICES
AMTECH LIGHTING SERVICES OF THE MIDWEST
BONDED MAINTENANCE COMPANY
BRADFORD BUILDING SERVICES, INC.
COMMAIR MECHANICAL SERVICES
ELITE SECURITY, INC.
SERVALL SERVICES INC.
SSA SECURITY, INC.
SYSTEM PARKING, INC.

By:

Name:

Title:

160 Pacific Avenue, Suite 222
San Francisco, CA 94111-1428
Attention: George B. Sundby
Facsimile: (415) 733-5123

Signature page for the Guaranty dated as of May 25, 2005 issued by various subsidiaries of ABM Industries Incorporated (the “Company”) in favor of Bank of America, N.A., as Administrative Agent, under the Credit Agreement dated as of May 25, 2005 with the Company and various other parties, and the Lenders referred to in such Guaranty.

The undersigned is executing a counterpart hereof for purposes of becoming a party hereto:

[SUBSIDIARY]

By:

Name Printed:

Title:

Address:

EXHIBIT I

FORM OF
INCREASE REQUEST
                                                            , 20

Bank of America, N.A., as Administrative Agent
under the Credit Agreement referred to below

Ladies/Gentlemen:

     Please refer to the Credit Agreement dated as of May 25, 2005 among ABM Industries Incorporated (the “Company”), various financial institutions and Bank of America, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

     In accordance with Section 2.14 of the Credit Agreement, the Company hereby requests an increase in the Aggregate Commitments from $                                         to $                                        . Such increase shall be made by [increasing the Commitment of                                          from $                                         to $                                        ] [adding                                          as a Lender under the Credit Agreement with a Commitment of $                                        ] as set forth in the letter attached hereto. Such increase shall be effective three Business Days after the date that the Administrative Agent accepts the letter attached hereto or such other date as is agreed among the Company, the Administrative Agent and the [increasing] [new] Lender.

Very truly yours,

ABM INDUSTRIES INCORPORATED

By:

Name:

Title:

ANNEX 1 TO EXHIBIT I

[Date]

Bank of America, N.A., as Administrative Agent
under the Credit Agreement referred to below

Ladies/Gentlemen:

     Please refer to the letter dated                                         , 20                     from ABM Industries Incorporated (the “Company”) requesting an increase in the Aggregate Commitments from $                                         to $                                         pursuant to Section 2.14 of the Credit Agreement dated as of May 25, 2005 among the Company, various financial institutions and Bank of America, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

     The undersigned hereby confirms that it has agreed to increase its Commitment under the Credit Agreement from $                                         to $                                         effective on the date which is three Business Days after the acceptance hereof by the Administrative Agent or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.

Very truly yours,

[NAME OF INCREASING LENDER]

By:

Title:

Accepted as of
                                        ,

BANK OF AMERICA, N.A., as
Administrative Agent

By:

Name:

Title:

ANNEX 2 TO EXHIBIT I

[Date]

Bank of America, N.A., as Administrative Agent
under the Credit Agreement referred to below

Ladies/Gentlemen:

     Please refer to the letter dated                                         , 20                     from ABM Industries Incorporated (the “Company”) requesting an increase in the Aggregate Commitments from $                                         to $                                         pursuant to Section 2.14 of the Credit Agreement dated as of May 25, 2005 among the Company, various financial institutions and Bank of America, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

     The undersigned hereby confirms that it has agreed to become a Lender under the Credit Agreement with a Commitment of $                                         effective on the date which is three Business Days after the acceptance hereof, and consent hereto, by the Administrative Agent or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.

     The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Company pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this letter and to become a Lender under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter and the performance of its obligations as a Lender under the Credit Agreement.

     The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent may reasonably request in connection with the transactions contemplated by this letter.

(A)	Notice Address:

Legal name:

Address:

Attention:

	Telephone:	(___)

	Facsimile:	(___)

(B)	Payment Instructions:
Account No.:

At:

Reference:

Attention:

     The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Lender under the Credit Agreement as set forth in the second paragraph hereof, the undersigned will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under the Credit Agreement.

Very truly yours,

[NAME OF ADDITIONAL LENDER]

By:

Title:

Accepted and consented to as of
                                        , 20___

BANK OF AMERICA, N.A.,
  as Administrative Agent

By:

Name:

Title:

I-4